As filed with the Securities and Exchange Commission on July 29, 2003

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the
☐	Definitive Proxy Statement		Commission Only (as permitted)
☒	Definitive Additional Materials		by Rule 14a-6(e)(2)
☐	Soliciting Material Under Rule 14a-12

LENDINGTREE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LENDINGTREE, INC.
11115 RUSHMORE DRIVE
CHARLOTTE, NC 28277

July 29, 2003

Dear Fellow Stockholder:

     We have previously sent to you proxy material for the Special Meeting of LendingTree, Inc. stockholders to be held on August 8, 2003 in connection with the proposed merger with a subsidiary of InterActiveCorp. Your Board of Directors has unanimously recommended that stockholders vote FOR approval and adoption of the merger agreement and FOR approval of the related charter amendment.

     Since the required votes on the merger agreement and the charter amendment each require approval by a specific percentage of the outstanding shares entitled to vote, your vote is important, no matter how many or how few shares you may own. Whether or not you have already done so, please sign, date and return the enclosed proxy card today in the envelope provided.

Very truly yours,

/s/ Douglas R. Lebda

Douglas R. Lebda Chief Executive Officer

IMPORTANT NOTE:

If you hold your shares through a bank or broker,
you can now vote by telephone, or via the Internet.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

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